                      AGREEMENT AND PLAN OF REORGANIZATION

AGREEMENT AND PLAN OF REORGANIZATION  (the "Agreement") dated as of ___________,
2001 by and between  Oppenheimer  Trinity Growth Fund ("Trinity Growth Fund"), a
Massachusetts  business trust and Oppenheimer  Large Cap Growth Fund ("Large Cap
Growth Fund"), a Massachusetts business trust.

                              W I T N E S S E T H:

WHEREAS,  the parties are each open-end  investment  companies of the management type; and

WHEREAS, the parties hereto desire to provide for the reorganization pursuant to
Section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the "Code"), of Trinity  Growth  Fund  through  the  acquisition  by Large Cap Growth Fund of substantially  all of the  assets of Trinity  Growth  Fund in  exchange  for the voting  shares of  beneficial  interest  ("shares") of Class A, Class B,Class C,
Class N and Class Y shares of Large Cap Growth Fund and the  assumption by Large
Cap Growth Fund of certain  liabilities of Trinity  Growth Fund,  which Class A,
Class B, Class C, Class N and Class Y shares of Large Cap Growth  Fund are to be distributed  by Trinity  Growth  Fund pro rata to its  shareholders  in complete liquidation of Trinity Growth Fund and complete cancellation of its shares;

NOW,  THEREFORE,  in consideration of the mutual promises herein contained,  the parties hereto agree as follows:

     1.  The  parties   hereto   hereby  adopt  this   Agreement   and  Plan  of
Reorganization  (the  "Agreement")  pursuant to Section 368(a)(1) of the Code as follows:  The  reorganization  will be comprised of the acquisition by Large Cap
Growth  Fund of  substantially  all of the  assets  of  Trinity  Growth  Fund in exchange  for Class A, Class B, Class C, Class N and Class Y shares of Large Cap
Growth Fund and the  assumption by Large Cap Growth Fund of certain  liabilities of Trinity Growth Fund,  followed by the  distribution of such Class A, Class B,
Class C,  Class N and Class Y shares of Large  Cap  Growth  Fund to the Class A,
Class B and Class C  shareholders  of Trinity  Growth Fund in exchange for their
Class A, Class B, Class C,  Class N and Class Y shares of Trinity  Growth  Fund, all upon and subject to the terms of the Agreement hereinafter set forth.

The share transfer  books of Trinity  Growth Fund will be permanently  closed at the close of business on the Valuation  Date (as  hereinafter  defined) and only redemption requests received in proper form on or prior to the close of business on the  Valuation  Date shall be  fulfilled by Trinity  Growth Fund;  redemption requests  received  by Trinity  Growth  Fund after that date shall be treated as requests  for the  redemption  of the  shares  of Large  Cap  Growth  Fund to be distributed to the shareholder in question as provided in Section 5 hereof.

     2. On the  Closing  Date (as  hereinafter  defined),  all of the  assets of
Trinity Growth Fund on that date,  excluding a cash reserve (the "cash reserve")
to be  retained by Trinity  Growth Fund  sufficient  in its  discretion  for the
payment  of  the  expenses  of  Trinity  Growth  Fund's   dissolution   and  its
liabilities,  but not in excess of the amount contemplated by Section 10E, shall be delivered as provided in Section 8 to Large Cap Growth Fund,  in exchange for and against  delivery to Trinity  Growth Fund on the Closing Date of a number of
Class A, Class B, Class C, Class N and Class Y shares of Large Cap Growth  Fund, having an aggregate  net asset value equal to the value of the assets of Trinity
Growth Fund so transferred and delivered.

     3. The net asset  value of Class A,  Class B,  Class C, Class N and Class Y shares of Large Cap Growth  Fund and the value of the  assets of Trinity  Growth
Fund to be  transferred  shall in each  case be  determined  as of the  close of business of The New York Stock Exchange on the Valuation  Date. The  computation of the net asset  value of the Class A,  Class B,  Class C,  Class N and Class Y
shares of Large Cap  Growth  Fund and the Class A, Class B, Class C, Class N and
Class Y shares of Trinity  Growth Fund shall be done in the manner used by Large
Cap Growth Fund and Trinity  Growth Fund,  respectively,  in the  computation of such net asset  value per share as set forth in their  respective  prospectuses.
The methods used by Large Cap Growth Fund in such  computation  shall be applied to the valuation of the assets of Trinity Growth Fund to be transferred to Large
Cap Growth Fund.

Trinity  Growth Fund shall declare and pay,  immediately  prior to the Valuation
Date, a dividend or dividends which,  together with all previous such dividends, shall have the effect of distributing to Trinity Growth Fund's  shareholders all of Trinity  Growth Fund's  investment  company  taxable income for taxable years ending on or prior to the Closing Date (computed without regard to any dividends paid) and all of its net capital gain, if any,  realized in taxable years ending on or  prior  to  the  Closing  Date  (after  reduction  for  any  capital  loss carry-forward).

     4. The closing (the "Closing") shall be at the offices of OppenheimerFunds,
Inc. (the "Agent"),  6803 S Tucson Way,  Englewood,  CO 80112,  New York time on
__________,  2001 or at such other time or place as the parties may designate or as provided below (the "Closing  Date").  The business day preceding the Closing
Date is herein referred to as the "Valuation Date."

In the event  that on the  Valuation  Date  either  party has,  pursuant  to the
Investment Company Act of 1940, as amended (the "Act"), or any rule,  regulation or order thereunder, suspended the redemption of its shares or postponed payment therefore,  the Closing  Date shall be  postponed  until the first  business day after the date when both parties have ceased such  suspension  or  postponement;
provided,  however,  that if such  suspension  shall continue for a period of 60 days beyond the Valuation  Date,  then the other party to the Agreement shall be permitted to terminate the Agreement  without liability to either party for such termination.

     5. In conjunction with the Closing, Trinity Growth Fund shall distribute on a pro rata basis to the  shareholders of Trinity Growth Fund as of the Valuation
Date  Class A,  Class B, Class C, Class N and Class Y shares of Large Cap Growth
Fund  received by Trinity  Growth Fund on the Closing  Date in exchange  for the assets of Trinity  Growth Fund in complete  liquidation  of Trinity Growth Fund;
for the purpose of the  distribution by Trinity Growth Fund of Class A, Class B,
Class C, Class N and Class Y shares of Large Cap Growth  Fund to Trinity  Growth
Fund's  shareholders,  Large Cap Growth Fund will  promptly  cause its  transfer agent to: (a) credit an appropriate number of Class A, Class B, Class C, Class N and  Class Y shares of Large Cap  Growth  Fund on the books of Large Cap  Growth
Fund to each Class A, Class B and Class C shareholder  of Trinity Growth Fund in accordance  with  a  list  (the  "Shareholder  List")  of  Trinity  Growth  Fund shareholders  received from Trinity  Growth Fund; and (b) confirm an appropriate number  of Class A,  Class B,  Class C,  Class N and Class Y shares of Large Cap
Growth Fund to each Class A, Class B and Class C shareholder  of Trinity  Growth
Fund;  certificates  for Class A shares of Large Cap Growth  Fund will be issued upon written request of a former shareholder of Trinity Growth Fund but only for whole shares,  with fractional shares credited to the name of the shareholder on the books of Large Cap  Growth  Fund and only after any share  certificates  for
Trinity Growth Fund are returned to the transfer agent.

The  Shareholder  List  shall  indicate,  as of the  close  of  business  on the
Valuation Date, the name and address of each shareholder of Trinity Growth Fund, indicating  his or her share  balance.  Trinity Growth Fund agrees to supply the
Shareholder  List to Large Cap  Growth  Fund not later  than the  Closing  Date.
Shareholders  of Trinity  Growth Fund holding  certificates  representing  their shares  shall not be  required  to  surrender  their  certificates  to anyone in connection with the reorganization.  After the Closing Date, however, it will be necessary for such  shareholders  to surrender  their  certificates  in order to redeem,  transfer  or pledge  the  shares of Large Cap  Growth  Fund  which they received.

     6. Within one year after the Closing  Date,  Trinity  Growth Fund shall (a)
either pay or make  provision for payment of all of its  liabilities  and taxes, and (b) either (i)  transfer any  remaining  amount of the cash reserve to Large
Cap Growth Fund, if such  remaining  amount (as reduced by the estimated cost of distributing  it to  shareholders)  is not material  (as defined  below) or (ii)
distribute such remaining  amount to the  shareholders of Trinity Growth Fund on the Valuation Date. Such remaining  amount shall be deemed to be material if the amount to be  distributed,  after  deduction  of the  estimated  expenses of the distribution,  equals or  exceeds  one cent per  share of  Trinity  Growth  Fund outstanding on the Valuation Date.

     7. Prior to the  Closing  Date,  there  shall be  coordination  between the parties as to their respective portfolios so that, after the Closing,  Large Cap
Growth  Fund  will be in  compliance  with all of its  investment  policies  and restrictions.  At the Closing,  Trinity  Growth Fund shall  deliver to Large Cap
Growth  Fund two copies of a list  setting  forth the  securities  then owned by
Trinity  Growth  Fund.  Promptly  after the Closing,  Trinity  Growth Fund shall provide Large Cap Growth Fund a list setting forth the respective federal income tax bases thereof.

     8. Portfolio  securities or written evidence acceptable to Large Cap Growth
Fund of record ownership  thereof by The Depository Trust Company or through the
Federal  Reserve Book Entry System or any other  depository  approved by Trinity
Growth  Fund  pursuant  to Rule  17f-4  and Rule  17f-5  under  the Act shall be endorsed and delivered,  or  transferred  by appropriate  transfer or assignment documents,  by Trinity Growth Fund on the Closing Date to Large Cap Growth Fund,
or at its direction,  to its custodian bank, in proper form for transfer in such condition as to constitute  good delivery  thereof in accordance with the custom of brokers and shall be accompanied by all necessary state transfer  stamps,  if any. The cash  delivered  shall be in the form of  certified  or bank  cashiers'
checks or by bank wire or intra-bank  transfer payable to the order of Large Cap
Growth Fund for the account of Large Cap Growth Fund. Class A, Class B, Class C,
Class N and Class Y shares of Large Cap Growth Fund  representing  the number of
Class A, Class B,  Class C, Class N and Class Y shares of Large Cap Growth  Fund being  delivered  against the assets of Trinity  Growth Fund,  registered in the name of Trinity Growth Fund,  shall be transferred to Trinity Growth Fund on the
Closing Date.  Such shares shall thereupon be assigned by Trinity Growth Fund to its  shareholders so that the shares of Large Cap Growth Fund may be distributed as provided in Section 5.

If, at the Closing Date,  Trinity  Growth Fund is unable to make delivery  under this Section 8 to Large Cap Growth Fund of any of its  portfolio  securities  or cash for the reason  that any of such  securities  purchased  by Trinity  Growth
Fund,  or the cash  proceeds  of a sale of  portfolio  securities,  prior to the
Closing  Date  have  not yet  been  delivered  to it or  Trinity  Growth  Fund's custodian, then the delivery requirements of this Section 8 with respect to said undelivered  securities  or cash will be waived  and  Trinity  Growth  Fund will deliver to Large Cap Growth Fund by or on the Closing  Date with respect to said undelivered  securities or cash executed copies of an agreement or agreements of assignment in a form reasonably  satisfactory to Large Cap Growth Fund, together with such  other  documents,  including  a due bill or due  bills  and  brokers'
confirmation slips as may reasonably be required by Large Cap Growth Fund.

     9. Large Cap Growth  Fund shall not  assume  the  liabilities  (except  for portfolio  securities  purchased  which  have not  settled  and for  shareholder redemption and dividend checks  outstanding) of Trinity Growth Fund, but Trinity
Growth Fund will,  nevertheless,  use its best  efforts to  discharge  all known liabilities,  so far as may be possible,  prior to the Closing Date. The cost of printing and mailing the proxies and proxy  statements  will be borne by Trinity
Growth Fund. Trinity Growth Fund and Large Cap Growth Fund will bear the cost of their  respective tax opinion.  Any documents such as existing  prospectuses  or annual  reports  that are  included in that  mailing  will be a cost of the Fund issuing the document.  Any other out-of-pocket expenses of Large Cap Growth Fund and Trinity Growth Fund associated with this  reorganization,  including  legal, accounting and transfer agent expenses, will be borne by Trinity Growth Fund and
Large Cap Growth Fund, respectively, in the amounts so incurred by each.

     10. The  obligations of Large Cap Growth Fund hereunder shall be subject to the following conditions:

A.   The Board of Trustees of Trinity  Growth Fund,  shall have  authorized  the execution of the  Agreement,  and the  shareholders  of Trinity Growth Fund shall have approved the Agreement and the transactions contemplated hereby, and  Trinity  Growth  Fund shall have  furnished  to Large Cap Growth  Fund copies of  resolutions  to that effect  certified  by the  Secretary or the
     Assistant Secretary of Trinity Growth Fund; such shareholder approval shall have been by the affirmative vote required by the Massachusetts Law and its charter documents at a meeting for which proxies have been solicited by the
     Proxy Statement and Prospectus (as hereinafter defined).

B.   Large Cap  Growth  Fund  shall have  received  an  opinion  dated as of the
     Closing  Date from counsel to Trinity  Growth Fund,  to the effect that (i)
     Trinity Growth Fund is a business trust duly  organized,  validly  existing and in good standing under the laws of the State of Massachusetts with full corporate  powers to carry on its business as then being  conducted  and to enter into and perform the Agreement; and (ii) that all action necessary to make the Agreement,  according to its terms, valid, binding and enforceable on  Trinity  Growth  Fund and to  authorize  effectively  the  transactions contemplated  by the  Agreement  have been  taken by Trinity  Growth  Fund.
     Massachusetts counsel may be relied upon for this opinion.

C.   The  representations and warranties of Trinity Growth Fund contained herein shall be true and  correct  at and as of the  Closing  Date,  and Large Cap
     Growth Fund shall have been  furnished with a certificate of the President, or a Vice  President,  or the Secretary or the  Assistant  Secretary or the
     Treasurer of Trinity Growth Fund, dated the Closing Date, to that effect.

D.   On the Closing Date,  Trinity Growth Fund shall have furnished to Large Cap
     Growth Fund a  certificate  of the  Treasurer  or  Assistant  Treasurer  of
     Trinity Growth Fund as to the amount of the capital loss carry-over and net unrealized  appreciation or  depreciation,  if any, with respect to Trinity
     Growth Fund as of the Closing Date.

E.   The cash reserve  shall not exceed 10% of the value of the net assets,  nor
     30% in value of the gross  assets,  of Trinity  Growth Fund at the close of business on the Valuation Date.

F.   A Registration  Statement on Form N-14 filed by Large Cap Growth Fund under the  Securities  Act of 1933,  as amended  (the "1933  Act"),  containing a preliminary  form of the Proxy Statement and Prospectus,  shall have become effective under the 1933 Act.

G.   On the Closing Date,  Large Cap Growth Fund shall have received a letter of
     Andrew J. Donohue or other senior  executive  officer of  OppenheimerFunds,
     Inc.  acceptable to Large Cap Growth Fund, stating that nothing has come to his or her attention which in his or her judgment would indicate that as of the Closing Date there were any material,  actual or contingent liabilities of Trinity Growth Fund arising out of litigation  brought  against  Trinity
     Growth Fund or claims asserted against it, or pending or to the best of his or her  knowledge  threatened  claims or  litigation  not  reflected  in or apparent from the most recent  audited  financial  statements and footnotes thereto of Trinity  Growth Fund  delivered to Large Cap Growth  Fund.  Such letter may also include such additional statements relating to the scope of the review  conducted  by such person and his or her  responsibilities  and liabilities as are not unreasonable under the circumstances.

H.   Large Cap Growth Fund shall have  received  an  opinion,  dated the Closing
     Date,  of  Deloitte&Touche LLP,  to the  same  effect  as the  opinion contemplated by Section 11.E. of the Agreement.

I.   Large Cap Growth Fund shall have  received at the Closing all of the assets of Trinity Growth Fund to be conveyed hereunder, which assets shall be free and clear of all liens, encumbrances,  security interests, restrictions and limitations whatsoever.

     11. The  obligations of Trinity  Growth Fund hereunder  shall be subject to the following conditions:

A.   The Board of Trustees of Large Cap Growth  Fund shall have  authorized  the execution of the Agreement, and the transactions  contemplated thereby, and
     Large Cap Growth Fund shall have furnished to Trinity Growth Fund copies of resolutions  to that effect  certified by the  Secretary  or the  Assistant
     Secretary of Large Cap Growth Fund.

B.   Trinity  Growth Fund's  shareholders  shall have approved the Agreement and the transactions  contemplated  hereby,  by an affirmative vote required by the  Massachusetts  Law and its charter  documents and Trinity  Growth Fund shall have  furnished  Large Cap Growth Fund copies of  resolutions to that effect  certified by the  Secretary  or an  Assistant  Secretary of Trinity
     Growth Fund.

C.   Trinity  Growth Fund shall have received an opinion dated as of the Closing
     Date from  counsel to Large Cap Growth  Fund,  to the effect that (i) Large
     Cap Growth Fund is a business trust duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts with full powers to carry on its business as then being  conducted  and to enter into and perform the Agreement; (ii) all action necessary to make the Agreement, according  to its terms,  valid,  binding  and  enforceable  upon Large Cap
     Growth Fund and to authorize  effectively the transactions  contemplated by the  Agreement  have been  taken by Large Cap  Growth  Fund,  and (iii) the shares of Large Cap Growth Fund to be issued  hereunder are duly authorized and when  issued will be validly  issued,  fully-paid  and  non-assessable, except as set forth under  "Shareholder and Trustee Liability" in Large Cap
     Growth Fund's Statement of Additional  Information.  Massachusetts  counsel may be relied upon for this opinion.

D.   The  representations  and  warranties  of Large Cap Growth  Fund  contained herein shall be true and correct at and as of the Closing Date, and Trinity
     Growth Fund shall have been  furnished with a certificate of the President, a  Vice  President  or the  Secretary  or the  Assistant  Secretary  or the
     Treasurer of the Trust to that effect dated the Closing Date.

E. Trinity Growth Fund shall have received an opinion of Deloitte&Touche LLP to the effect that the  federal tax  consequences  of the  transaction,  if carried out in the manner  outlined in the Agreement and in accordance with
     (i) Trinity Growth Fund's representation that there is no plan or intention by any  Trinity  Growth  Fund  shareholder  who owns 5% or more of  Trinity
     Growth  Fund's  outstanding  shares,  and,  to Trinity  Growth  Fund's best knowledge,  there  is no plan or  intention  on the  part of the  remaining
     Trinity Growth Fund shareholders,  to redeem,  sell,  exchange or otherwise dispose  of a number  of Large  Cap  Growth  Fund  shares  received  in the transaction that would reduce Trinity Growth Fund  shareholders'  ownership of Large Cap Growth Fund shares to a number of shares having a value, as of the  Closing  Date,  of less than 50% of the  value of all of the  formerly outstanding  Trinity  Growth Fund shares as of the same date,  and (ii) the representation  by each of Trinity  Growth  Fund and Large Cap Growth  Fund that, as of the Closing Date, Trinity Growth Fund and Large Cap Growth Fund
     will   qualify  as  regulated   investment   companies  or  will  meet  the
     diversification  test of Section  368(a)(2)(F)(ii)  of the Code, will be as follows:

     1.  The  transactions  contemplated  by the  Agreement  will  qualify  as a tax-free  "reorganization"  within the meaning of Section 368(a)(1) of the Code, and under the regulations promulgated thereunder.

     2.  Trinity  Growth Fund and Large Cap Growth  Fund will each  qualify as a
"party to a reorganization" within the meaning of Section 368(b)(2) of the Code.

     3. No gain or loss will be recognized by the shareholders of Trinity Growth
Fund upon the  distribution  of Class A,  Class B,  Class C, Class N and Class Y
shares of beneficial  interest in Large Cap Growth Fund to the  shareholders  of
Trinity Growth Fund pursuant to Section 354 of the Code.

     4. Under  Section  361(a) of the Code no gain or loss will be recognized by
Trinity Growth Fund by reason of the transfer of substantially all its assets in exchange  for Class A, Class B, Class C, Class N and Class Y shares of Large Cap
Growth Fund.

     5. Under  Section  1032 of the Code no gain or loss will be  recognized  by
Large Cap Growth Fund by reason of the transfer of substantially  all of Trinity
Growth  Fund's  assets in  exchange  for Class A,  Class B, Class C, Class N and
Class Y shares of Large Cap Growth Fund and Large Cap Growth  Fund's  assumption of certain liabilities of Trinity Growth Fund.

     6. The shareholders of Trinity Growth Fund will have the same tax basis and holding  period for the Class A, Class B, Class C, Class N and Class Y shares of beneficial  interest in Large Cap Growth Fund that they  receive as they had for
Trinity Growth Fund shares that they previously held, pursuant to Section 358(a)
and 1223(1), respectively, of the Code.

     7. The  securities  transferred  by Trinity Growth Fund to Large Cap Growth
Fund will have the same tax basis and  holding  period in the hands of Large Cap
Growth Fund as they had for Trinity Growth Fund,  pursuant to Section 362(b) and
1223(1), respectively, of the Code.

     F. The cash  reserve  shall not exceed 10% of the value of the net  assets, nor 30% in value of the gross  assets,  of Trinity  Growth  Fund at the close of business on the Valuation Date.

     G. A  Registration  Statement  on Form N-14 filed by Large Cap Growth  Fund under the 1933 Act,  containing a  preliminary  form of the Proxy  Statement and
Prospectus, shall have become effective under the 1933 Act.

     H. On the Closing Date, Trinity Growth Fund shall have received a letter of
Andrew J. Donohue or other senior executive  officer of  OppenheimerFunds,  Inc.
acceptable to Trinity  Growth Fund,  stating that nothing has come to his or her attention  which in his or her judgment  would  indicate  that as of the Closing
Date there were any  material,  actual or  contingent  liabilities  of Large Cap
Growth Fund arising out of litigation  brought  against Large Cap Growth Fund or claims asserted  against it, or pending or, to the best of his or her knowledge, threatened  claims or litigation not reflected in or apparent by the most recent audited  financial  statements  and  footnotes  thereto of Large Cap Growth Fund delivered to Trinity Growth Fund.  Such letter may also include such  additional statements  relating to the scope of the review conducted by such person and his or her  responsibilities  and  liabilities  as are not  unreasonable  under  the circumstances.

     I. Trinity Growth Fund shall  acknowledge  receipt of the Class A, Class B,
Class C, Class N and Class Y shares of Large Cap Growth Fund.

     12. Trinity Growth Fund hereby represents and warrants that:

A.   The financial  statements of Trinity  Growth Fund as of  [_________,  2000]
     (audited) and [_______,  2001] (unauditied)  heretofore  furnished to Large
     Cap  Growth  Fund,  present  fairly  the  financial  position,  results  of operations,  and  changes in net assets of Trinity  Growth  Fund as of that date, in conformity with generally accepted  accounting  principles applied on a basis  consistent with the preceding  year; and that from  [_________,
     200_] through the date hereof there have not been,  and through the Closing
     Date there will not be, any  material  adverse  change in the  business  or financial condition of Trinity Growth Fund, it being agreed that a decrease in the size of Trinity  Growth Fund due to a diminution in the value of its portfolio  and/or  redemption  of its  shares  shall  not be  considered  a material adverse change;

B.   Contingent upon approval of the Agreement and the transactions contemplated thereby by Trinity  Growth  Fund's  shareholders,  Trinity  Growth Fund has authority  to  transfer  all of the  assets of  Trinity  Growth  Fund to be conveyed  hereunder  free and clear of all  liens,  encumbrances,  security interests, restrictions and limitations whatsoever;

C.   The Prospectus,  as amended and  supplemented,  contained in Trinity Growth
     Fund's  Registration  Statement  under the 1933 Act, as  amended,  is true, correct and complete, conforms to the requirements of the 1933 Act and does not  contain  any untrue  statement  of a material  fact or omit to state a material  fact  required  to be stated  therein  or  necessary  to make the statements therein not misleading.  The Registration Statement, as amended, was,  as of the date of the  filing of the last  Post-Effective  Amendment, true,  correct and complete,  conformed to the requirements of the 1933 Act and did not  contain  any untrue  statement  of a material  fact or omit to state a material  fact  required to be stated  therein or necessary to make the statements therein not misleading;

D.   There is no material  contingent  liability  of Trinity  Growth Fund and no material claim and no material legal,  administrative  or other proceedings pending or, to the  knowledge of Trinity  Growth Fund,  threatened  against
     Trinity Growth Fund, not reflected in such Prospectus;

E.   Except for the Agreement,  there are no material  contracts  outstanding to which  Trinity  Growth  Fund is a party  other than those  ordinary  in the conduct of its business;

F.   Trinity  Growth  Fund is a  Massachusetts  business  trust duly  organized, validly  existing  and in good  standing  under  the  laws of the  State of
     Massachusetts;  and  has all  necessary  and  material  Federal  and  state authorizations to own all of its assets and to carry on its business as now being conducted;  and Trinity Growth Fund that is duly registered under the
     Act and such  registration has not been rescinded or revoked and is in full force and effect;

G.   All  Federal  and other tax  returns  and  reports of Trinity  Growth  Fund required  by law to be filed have been  filed,  and all  federal  and other taxes shown due on said  returns and  reports  have been paid or  provision shall  have  been  made  for the  payment  thereof  and to the  best of the knowledge of Trinity  Growth Fund no such return is  currently  under audit and no assessment has been asserted with respect to such returns and to the extent such tax returns with respect to the taxable year of Trinity  Growth
     Fund ended July 31, 200_ have not been filed,  such  returns  will be filed when required and the amount of tax shown as due thereon shall be paid when due; and

H.   Trinity  Growth Fund has elected that  Trinity  Growth Fund be treated as a regulated  investment  company and, for each fiscal year of its operations,
     Trinity  Growth Fund has met the  requirements  of Subchapter M of the Code for  qualification  and  treatment  as a regulated  investment  company and
     Trinity Growth Fund intends to meet such  requirements  with respect to its current taxable year.

13.      Large Cap Growth Fund hereby represents and warrants that:

A.   The  financial  statements  of Large  Cap  Growth  Fund as of  _____,  200_
     (audited)  heretofore  furnished to Trinity Growth Fund, present fairly the financial  position,  results of  operations,  and changes in net assets of
     Large Cap  Growth  Fund,  as of that date,  in  conformity  with  generally accepted  accounting  principles  applied  on a basis  consistent  with the preceding  year;  and that from _____,  200_  through the date hereof there have not been, and through the Closing Date there will not be, any material adverse changes in the business or financial  condition of Large Cap Growth
     Fund, it being  understood  that a decrease in the size of Large Cap Growth
     Fund due to a diminution in the value of its portfolio and/or redemption of its shares shall not be considered a material or adverse change;

B.   The Prospectus, as amended and supplemented,  contained in Large Cap Growth
     Fund's  Registration  Statement  under the 1933 Act,  is true,  correct and complete, conforms to the requirements of the 1933 Act and does not contain any untrue  statement of a material  fact or omit to state a material  fact required to be stated therein or necessary to make the  statements  therein not misleading. The Registration Statement, as amended, was, as of the date of the  filing of the last  Post-Effective  Amendment,  true,  correct  and complete, conformed to the requirements of the 1933 Act and did not contain any untrue  statement of a material  fact or omit to state a material  fact required to be stated therein or necessary to make the  statements  therein not misleading;

C.   Except for this  Agreement,  there is no material  contingent  liability of
     Large  Cap  Growth  Fund  and no  material  claim  and no  material  legal, administrative or other  proceedings  pending or, to the knowledge of Large
     Cap Growth Fund, threatened against Large Cap Growth Fund, not reflected in such Prospectus;

D.   There are no material contracts  outstanding to which Large Cap Growth Fund is a party other than those ordinary in the conduct of its business;

E.   Large Cap Growth Fund is a business trust duly organized,  validly existing and in good standing under the laws of the  Commonwealth of  Massachusetts;
     Large Cap Growth  Fund has all  necessary  and  material  Federal and state authorizations  to own all its  properties  and  assets and to carry on its business as now being conducted; the Class A, Class B, Class C, Class N and
     Class Y shares of Large Cap Growth  Fund which it issues to Trinity  Growth
     Fund pursuant to the Agreement  will be duly  authorized,  validly  issued, fully-paid  and  non-assessable,except as set forth under"Shareholder &
     Trustee  Liability"  in Large Cap Growth  Fund's  Statement  of  Additional
     Information, will conform to the description thereof contained in Large Cap
     Growth Fund's Registration  Statement and will be duly registered under the
     1933 Act and in the states where  registration  is required;  and Large Cap
     Growth Fund is duly registered under the Act and such  registration has not been revoked or rescinded and is in full force and effect;

F.   All  federal  and other tax  returns  and  reports of Large Cap Growth Fund required  by law to be filed have been  filed,  and all  federal  and other taxes shown due on said  returns and  reports  have been paid or  provision shall  have  been  made  for the  payment  thereof  and to the  best of the knowledge of Large Cap Growth Fund no such return is currently  under audit and no assessment has been asserted with respect to such returns and to the extent  such tax  returns  with  respect to the  taxable  year of Large Cap
     Growth Fund ended July 31, 200_ have not been filed,  such  returns will be filed when  required  and the amount of tax shown as due  thereon  shall be paid when due;

G.   Large Cap Growth Fund has  elected to be treated as a regulated  investment company and, for each fiscal year of its operations,  Large Cap Growth Fund has met the requirements of Subchapter M of the Code for  qualification and treatment  as a  regulated  investment  company  and Large Cap Growth  Fund intends to meet such requirements with respect to its current taxable year;

H.   Large Cap Growth Fund has no plan or intention (i) to dispose of any of the assets  transferred  by Trinity  Growth  Fund,  other than in the  ordinary course of  business,  or (ii) to redeem  or  reacquire  any of the Class A,
     Class  B,  Class  C,  Class  N and  Class  Y  shares  issued  by it in  the reorganization other than pursuant to valid requests of shareholders; and

I.   After consummation of the transactions contemplated by the Agreement, Large
     Cap  Growth  Fund  intends  to  operate  its  business  in a  substantially unchanged manner.

     14. Each party hereby  represents to the other that no broker or finder has been  employed  by  it  with  respect  to  the  Agreement  or  the  transactions contemplated  hereby.  Each party also represents and warrants to the other that the information  concerning it in the Proxy Statement and Prospectus will not as of its date contain any untrue  statement of a material  fact or omit to state a fact necessary to make the  statements  concerning it therein not misleading and that the financial  statements  concerning it will present the information shown fairly in accordance with generally accepted accounting  principles applied on a basis  consistent  with the  preceding  year.  Each  party also  represents  and warrants to the other that the Agreement is valid,  binding and  enforceable  in accordance  with its terms and that the execution,  delivery and  performance of the Agreement  will not result in any violation of, or be in conflict  with, any provision of any charter,  by-laws,  contract,  agreement,  judgment,  decree or order to which it is  subject or to which it is a party.  Large Cap Growth  Fund hereby  represents  to and  covenants  with  Trinity  Growth  Fund that,  if the reorganization  becomes  effective,  Large  Cap  Growth  Fund  will  treat  each shareholder  of Trinity  Growth Fund who received any of Large Cap Growth Fund's shares as a result of the  reorganization  as having  made the  minimum  initial purchase of shares of Large Cap Growth Fund received by such shareholder for the purpose of making  additional  investments  in shares of Large Cap Growth  Fund, regardless of the value of the shares of Large Cap Growth Fund received.

     15.  Large  Cap  Growth  Fund  agrees  that  it  will  prepare  and  file a
Registration  Statement  on Form N-14 under the 1933 Act which  shall  contain a preliminary  form of proxy  statement and  prospectus  contemplated  by Rule 145 under the 1933 Act. The final form of such proxy  statement  and  prospectus  is referred to in the Agreement as the "Proxy Statement and Prospectus." Each party agrees  that it will use its best  efforts to have such  Registration  Statement declared  effective  and  to  supply  such  information  concerning  itself  for inclusion in the Proxy Statement and Prospectus as may be necessary or desirable in this  connection.  Trinity  Growth Fund covenants and agrees to liquidate and dissolve as soon as  practicable  to the extent  required  under the laws of the
State of  Massachusetts,  and, upon Closing,  to cause the  cancellation  of its outstanding shares.

     16. The  obligations of the parties shall be subject to the right of either party to abandon and  terminate  the Agreement for any reason and there shall be no  liability  for  damages  or  other  recourse  available  to a  party  not so terminating this Agreement,  provided,  however,  that in the event that a party
shall  terminate  this  Agreement   without   reasonable  cause,  the  party  so
terminating  shall, upon demand,  reimburse the party not so terminating for all expenses,  including  reasonable  out-of-pocket  expenses  and fees  incurred in connection with this Agreement.

     17. The  Agreement may be executed in several  counterparts,  each of which shall be deemed  an  original,  but all  taken  together  shall  constitute  one
Agreement.  The rights and  obligations  of each party pursuant to the Agreement shall not be assignable.

     18. All prior or contemporaneous  agreements and representations are merged into the Agreement,  which  constitutes the entire contract  between the parties hereto.  No  amendment or  modification  hereof shall be of any force and effect unless in writing and signed by the parties and no party shall be deemed to have waived  any  provision  herein  for its  benefit  unless it  executes  a written acknowledgment of such waiver.

     19.  Large Cap Growth  Fund  understands  that the  obligations  of Trinity
Growth Fund under the Agreement are not binding upon any Trustee or  shareholder of Trinity Growth Fund personally, but bind only Trinity Growth Fund and Trinity
Growth Fund's property.

     20.  Trinity  Growth Fund  understands  that the  obligations  of Large Cap
Growth Fund under the Agreement are not binding upon any trustee or  shareholder of Large Cap Growth  Fund  personally,  but bind only Large Cap Growth  Fund and
Large Cap Growth Fund's  property.  Trinity Growth Fund  represents  that it has notice of the  provisions of the  Declaration  of Trust of Large Cap Growth Fund
disclaiming  shareholder and trustee  liability for acts or obligations of Large
Cap Growth Fund.

IN   WITNESS  WHEREOF,  each of the  parties  has  caused  the  Agreement  to be executed and attested by its officers thereunto duly authorized on the date first set forth above.

                           OPPENHEIMER TRINITY GROWTH FUND

                           By:       /s/ Andrew J. Donohue
                                    Andrew J. Donohue
                                    Secretary

                           OPPENHEIMER  LARGE CAP GROWTH FUND

                           By:      /s/ Andrew J. Donohue
                                    Andrew J. Donohue
                                    Secretary

775_Agmt&PlanofReorg2001